Exhibit 99.1

DiamondRock Hospitality Company
6903 Rockledge Drive
Bethesda, MD 20817

NEWS

CONTACT:	Christopher King (240) 744-1150 info@drhc.com

DIAMONDROCK ANNOUNCES SUCCESSFUL DEBT MODIFICATION

BETHESDA, MD – March 29, 2010 – DiamondRock Hospitality Company (“DiamondRock”) (NYSE:DRH) today announced it amended certain provisions of the limited recourse mortgage loan (the “Loan”) secured by Frenchman’s Reef & Morning Star Marriott Beach Resort. The lender provided DiamondRock with a waiver for any penalty interest and an extension to December 31, 2010 and December 31, 2011, respectively, for the completion date of certain lender required capital projects. In conjunction with the Loan modification, DiamondRock will pre-fund the capital projects into an escrow account and pay the lender a $150,000 modification fee. There were no other material modifications to the Loan. As a result of the Loan modification, DiamondRock’s results for the quarter ended March 26, 2010 will reflect a reversal of the $3.1 million penalty interest accrued last year.

About DiamondRock Hospitality Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. DiamondRock owns 20 hotels with 9,600 rooms. For further information, please visit DiamondRock’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to our ability to complete planned renovations timely and in accordance with our estimated budgets; those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2009; and other risks and uncertainties associated with our business described from time to time in our other filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of the date of this report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.